As Filed Pursuant to Rule 424(b)(5)
Registration No. 333-201458

The information in this preliminary prospectus supplement is not complete and may be changed. A registration statement relating to these securities has been filed with the Securities and Exchange Commission and is effective. This preliminary prospectus supplement and the accompanying base prospectus are not an offer to sell these securities, and are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JUNE 20, 2016

Prospectus Supplement

(To Prospectus Dated April 27, 2015)

3,750,000 Shares

Common Stock

We are offering 3,750,000 shares of our common stock.

Our common stock is listed on The NASDAQ Global Market under the symbol “PRTK.” The last reported sale price of our common stock on The NASDAQ Global Market on June 17, 2016 was $16.98 per share.

Investing in our common stock involves risks. See “Risk Factors” beginning on page S-13 of this prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Share	Total
Public offering price	$	$
Underwriting discounts and commissions(1)	$	$
Proceeds, before expenses, to us	$	$

(1)	We refer you to “Underwriting” beginning on page S-25 of this prospectus supplement for additional information regarding total underwriter compensation.

We have granted the underwriters an option for 30 days from the date of this prospectus supplement to purchase up to 562,500 additional shares of our common stock. See “Underwriting” for more information.

The underwriters expect to deliver the shares to purchasers on or about                     , 2016 through the book-entry facilities of The Depository Trust Company.

Book-Running Managers

Leerink Partners	Guggenheim Securities

Co-Managers

Ladenburg Thalmann	BTIG

Prospectus Supplement dated                     , 2016

PROSPECTUS SUPPLEMENT

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this common stock offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference herein and therein. The second part, the accompanying prospectus, provides more general information. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. To the extent there is a conflict between the information contained in this prospectus supplement and the information contained in the accompanying prospectus or any document incorporated by reference therein filed prior to the date of this prospectus supplement, you should rely on the information in this prospectus supplement; provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference in the accompanying prospectus—the statement in the document having the later date modifies or supersedes the earlier statement.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference herein were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

We have not authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus supplement and the accompanying prospectus do not constitute an offer to sell, or a solicitation of an offer to purchase, the securities offered by this prospectus supplement and the accompanying prospectus in any jurisdiction to or from any person to whom or from whom it is unlawful to make such offer or solicitation of an offer in such jurisdiction. The information contained in this prospectus supplement or the accompanying prospectus, or incorporated by reference herein or therein is accurate only as of the respective dates thereof, regardless of the time of delivery of this prospectus supplement and the accompanying prospectus or of any sale of our common stock. It is important for you to read and consider all information contained in this prospectus supplement and the accompanying prospectus, including the documents incorporated by reference herein and therein, in making your investment decision. You should also read and consider the information in the documents to which we have referred you in the sections entitled “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” in this prospectus supplement and in the accompanying prospectus.

We are offering to sell, and seeking offers to buy, shares of our common stock only in jurisdictions where offers and sales are permitted. The distribution of this prospectus supplement and the accompanying prospectus and the offering of the common stock in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement and the accompanying prospectus must inform themselves about, and observe any restrictions relating to, the offering of the common stock and the distribution of this prospectus supplement and the accompanying prospectus outside the United States. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement and the accompanying prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

Unless otherwise stated, all references in this prospectus supplement and the accompanying prospectus to “we,” “us,” “our,” “Paratek,” “the Company” and similar designations refer, collectively, to Paratek Pharmaceuticals, Inc., a Delaware corporation, and its subsidiaries.

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information contained elsewhere in this prospectus supplement and the accompanying prospectus or in the documents we incorporate by reference. This summary does not contain all of the information you should consider before investing in our common stock. You should read this entire prospectus supplement and the accompanying prospectus carefully, especially the risks of investing in our common stock discussed under “Risk Factors” beginning on page S-13 of this prospectus supplement, along with our consolidated financial statements and notes to those consolidated financial statements and the other information incorporated by reference in this prospectus supplement and the accompanying prospectus, before making an investment decision.

Business

Overview

We are a clinical stage biopharmaceutical company focused on the development and commercialization of innovative therapeutics based upon tetracycline chemistry. We have used our expertise in biology and tetracycline chemistry to create biologically distinct and chemically diverse small molecules derived from the minocycline core structure. Our two lead Phase 3 product candidates are the antibacterials omadacycline and sarecycline.

Omadacycline

If omadacycline completes clinical development and is approved, it will represent a new class of aminomethycycline antibiotics. Omadacycline is a broad-spectrum, well-tolerated once-daily oral and intravenous, or IV, antibiotic. We believe that omadacycline has the potential to become a primary antibiotic choice of physicians for use as a monotherapy antibiotic for acute bacterial skin and skin structure infections, or ABSSSI, community-acquired bacterial pneumonia, or CABP, and urinary tract infection, or UTI, and other serious community-acquired bacterial infections, where resistance is of concern. We believe omadacycline, if approved, will be used in the emergency room, hospital and community care settings. We have designed omadacycline to provide potential advantages over existing antibiotics, including activity against resistant bacteria, broad spectrum antibacterial activity, oral and IV formulations with once-daily dosing, no known drug interactions, and a favorable safety and tolerability profile. Omadacycline entered Phase 3 clinical development for the treatment of ABSSSI in June 2015. We announced positive top-line data for this study in June 2016. On November 9, 2015, we announced that the first patient was dosed in a Phase 3 clinical study of omadacycline for the treatment of CABP. In addition to ongoing Phase 3 studies, we are conducting several clinical Phase 1 studies that are needed for inclusion in the planned NDA regulatory filing (i.e., special populations, pharmacokinetics and lung penetration studies in healthy volunteers) with the U.S. Food and Drug Administration, or the FDA. We anticipate results for our Phase 3 study in CABP as early as the third quarter of 2017. We have initiated our first “oral only” study for omadacycline, notably with a Phase 1b clinical study in urinary tract infection, or UTI, in May 2016. We also plan to initiate a Phase 1b clinical study in acute sinusitis as early as the end of 2016. Following this offering, we plan to initiate an oral-only Phase 3 study of omadacycline for the treatment of ABSSSI.

We have reached an agreement with the FDA for two separate Special Protocol Assessment, or SPA, agreements (updated in November 2013) with regard to Phase 3 registration study designs for omadacycline in both ABSSSI and CABP. An SPA agreement documents the FDA’s agreement that the design and planned analysis of the Phase 3 clinical study reviewed under the SPA process, if the study is successfully completed, will support a new drug application, or an NDA, submission. A SPA agreement is intended to provide greater assurance that if the agreed upon clinical study protocols are followed, the clinical study endpoints are achieved, and there is a favorable risk-benefit profile, the data may serve as the primary basis for an efficacy claim in support of NDA approval. A SPA agreement may only be changed through a written agreement between the sponsor and the FDA or if the FDA becomes aware of new public health concerns. SPA agreements are not a guarantee of an approval of a product candidate or any permissible claims about the product candidate, and final determinations of approvability will not be made until the FDA completes its review of the entire NDA. In April 2015, we received confirmation from the FDA that our Phase 3 ABSSSI and CABP protocols, as submitted, continue to be covered by the SPA agreements. In addition, the FDA confirmed that sufficiently positive data from the individual studies for both ABSSSI and CABP would be required to support approval of omadacycline for both indications in the United States. If the CABP study does not meet the pre-specified non-inferiority margins to confirm efficacy, there may not be adequate evidence of efficacy for either indication.

On November 4, 2015, the FDA granted omadacycline Fast Track designation for the development of omadacycline in ABSSSI, CABP, and complicated urinary tract infection, or cUTI. Fast Track designation facilitates the development, and expedites the review of drugs which treat serious or life-threatening conditions and fills an unmet medical need. In February 2016, we reached agreement with the FDA on the terms of the pediatric program associated with the Pediatric Research and Equity Act. The FDA has granted Paratek a waiver from conducting studies with omadacycline in children less than eight years old and a deferral in conducting studies in children eight years and older until safety and efficacy is established in adults.

Recent European Medicines Agency, or EMA, scientific advice received through the Centralized Scientific Advice procedure confirmed general agreement on the design and choice of comparators of the Phase 3 studies for ABSSSI and CABP and noted that approval based on a single study in each indication could be possible but would be subject to more stringent standards than programs that conduct two studies per indication. We are continuing to execute on our current Phase 3 development strategy while evaluating this guidance and the potential for including additional data in support of a European Union submission, including consideration of our contemplated oral-only Phase 3 study of omadacycline for the treatment of ABSSSI. The Company has received favorable feedback from the FDA regarding the design of the contemplated oral-only Phase 3 study of omadacycline for the treatment of ABSSSI. The contemplated oral only skin study would also support an EMA filing and represent a second registration study in ABSSSI for a Marketing Authorization Application, or MAA, in Europe.

Sarecycline

Our second Phase 3 antibacterial product candidate, sarecycline, previously known as WC3035, is a new, once-daily, oral only tetracycline-derived compound designed for use in the treatment of acne and rosacea. We believe that, based upon the data generated to-date, sarecycline possesses favorable anti-inflammatory activity, plus narrow-spectrum antibacterial activity relative to other tetracycline-derived molecules, oral bioavailability, does not cross the blood-brain barrier, and possesses favorable pharmacokinetic, or PK, properties that we believe make it particularly well-suited for the treatment of inflammatory acne in the community setting. We have exclusively licensed U.S. development and commercialization rights to sarecycline for the treatment of acne to Allergan plc, or Allergan, while retaining development and commercialization rights in the rest of the world. Sarecycline entered Phase 3 clinical studies in December 2014 for acne vulgaris. Allergan has informed us that data from the Phase 3 study of sarecycline is expected to be available in the second half of 2016. We have also granted Allergan an exclusive license to develop and commercialize sarecycline for the treatment of rosacea in the United States, which converted to a non-exclusive license in December 2014 after Allergan did not exercise its development option with respect to rosacea. There are currently no clinical trials with sarecycline in rosacea underway.

The following table summarizes the primary therapeutic applications for our product candidates:

(1)	Study to be commenced subsequent to this offering
(2)	Urinary tract infection (UTI) program in pre-clinical development + Qualified Infectious Disease Product (QIDP) for complicated urinary tract infection (cUTI)

Key Developments

The following is a summary of selected key developments affecting our business that have occurred since March 31, 2016.

Results from Phase 3 OASIS Study

In June 2016, we announced that the Phase 3 registration study known as OASIS, or Omadacycline in Acute Skin and Skin Structure Infections Study, comparing our once-daily, IV-to-oral broad spectrum antibiotic, omadacycline, to twice-daily IV-to-oral narrow spectrum linezolid in the treatment of ABSSSI met the FDA-specified primary efficacy endpoint of early clinical response. In addition, the study met the EMA-specified co-primary efficacy endpoints at the post-treatment evaluation, or PTE, visit.

The results from the OASIS study demonstrate that omadacycline is effective in the treatment of ABSSSI. In addition to demonstrating non-inferiority to linezolid, omadacycline was generally safe and well tolerated. The positive OASIS study is the first of two Phase 3 registration studies designed to support regulatory marketing applications for the FDA and EMA.

The OASIS study design was reviewed and approved by the FDA under a SPA agreement. In addition, this protocol has been reviewed and endorsed by the EMA under its Centralized Scientific Advice procedure.

OASIS Study Design

In the OASIS study, 655 subjects were screened and randomized in a 1:1 fashion to either omadacycline or linezolid therapy in a double-blind, double dummy blinding approach. The safety population consisted of 645 subjects who were initially treated with the intravenous formulation of the assigned test article. Upon clinical improvement, as judged by the principal investigator, subjects were switched to oral therapy and treated with either once-daily omadacycline or twice-daily with linezolid for a minimum of 7 days and a maximum of 14 days.

In this study, the primary efficacy outcome measure for the FDA is Early Clinical Response defined by a > 20% reduction in lesion size compared to the lesion size at study entry, as assessed 48 to 72 hours after the first dose of treatment in the modified intent to treat, or mITT, population (patients without a potentially causative monomicrobial gram-negative infection).

The primary efficacy endpoint for the EMA is the investigators’ assessment of clinical response (clinical success or failure) at the PTE visit, which was to occur at between 7-14 days after the end of therapy. This PTE efficacy assessment of clinical response was determined in two co-primary endpoint populations: the mITT and the clinically evaluable, or CE, population. As co-primary endpoints for EMA, achievement of non-inferiority in both populations was required to achieve study success.

Key Populations

In the OASIS study, we focused on four key patient populations of interest for top-line data: intent to treat, or ITT, population, safety population, modified-ITT population, and CE population. The number of subjects across the treatment groups were well balanced across the aforementioned populations. 655 patients were randomized to receive either omadacycline or linezolid, (329 and 326 patients, respectively). Of these 655 randomized patients, 645 received study medication (323 and 322 omadacycline and linezolid, respectively), and comprise the safety population. The mITT population is made up of subjects that were randomized and did not have a monomicrobial sole gram negative causative pathogen (316 and 311 received omadacycline and linezolid, respectively). 529 patients, (269 and 260 for omadacycline and linezolid, respectively) were determined to be included in the CE population at the PTE visit, which is made up of a subset of the mITT patient population that will consist of patients who received test article, have a qualifying ABSSSI, and an assessment of outcome.

Study Results

The primary efficacy endpoint for the FDA is Early Clinical Response, or ECR, at 48 to 72 hours after the first dose of study drug in the mITT population. In the mITT analysis population, omadacycline achieved the primary efficacy endpoint of statistical non-inferiority (10% margin) compared to linezolid. The ECR for the omadacycline and linezolid treatment arms was 84.8% compared to 85.5%, respectively.

The co-primary efficacy endpoints for the EMA are the investigators assessment of clinical response at the PTE in the mITT and the CE populations. In both populations at PTE, omadacycline achieved the primary efficacy endpoint of statistical non-inferiority (10% margin) compared to linezolid. In the mITT population at PTE, clinical success rates for the omadacycline and linezolid treatment arms were 86.1% and 83.6%, respectively. In the CE population at PTE, clinical success rates for the omadacycline and linezolid treatment arms were 96.3% and 93.5%, respectively.

Study Disposition

In the OASIS study, a high rate of treatment completion was observed in both treatment groups, 90.0% and 88.3% for omadacycline and linezolid, respectively. In addition to treatment completion, both omadacycline and linezolid had a low rate of treatment discontinuation due to adverse events (1.8% for omadacycline and 2.1% for linezolid, respectively). In addition, there were no deaths observed on the omadacycline treatment arm of the study.

Safety

The overall treatment-emergent adverse events, or TEAE, rates were low and generally comparable between the two treatment arms.

Among TEAEs, gastrointestinal events were the most common body system group events in both treatment arms (18.0% for omadacycline and 15.8% for linezolid): the most common individual TEAEs (>3% in either arm) included nausea (12.4% vs. 9.9%), vomiting (5.3% vs. 5.0%), and diarrhea (2.2% vs. 3.1%) for omadacycline and linezolid, respectively. The severity of the nausea as reported by subjects was mild in approximately 90% of subjects treated with omadacycline and did not lead to any discontinuations.

Infusion site extravasation, reported by investigators as IV site infiltration, was typically due to difficulty in finding reliable venous access sites. Among these subjects, approximately 80% in each treatment arm had an ABSSSI considered related to intravenous drug use, and all but three subjects (two treated with omadacycline and one treated with linezolid) had a history of drug abuse.

Corporate History

Merger of Novacea, Inc. and Transcept Pharmaceuticals, Inc.

We are a Delaware corporation that was incorporated in February 2001 as D-Novo Therapeutics, Inc., which later changed its corporate name to Novacea, Inc., or Novacea. Novacea previously traded on The NASDAQ Global Market under the ticker symbol “NOVC.” On January 30, 2009, Novacea completed a business combination with privately-held Transcept Pharmaceuticals, Inc., or Old Transcept, pursuant to which Old Transcept became a wholly-owned subsidiary of Novacea, and the corporate name of Novacea was changed to Transcept Pharmaceuticals, Inc., or Transcept. In connection with the closing of such transaction, Transcept common stock began trading on The NASDAQ Global Market under the ticker symbol “TSPT” on February 3, 2009.

Merger of Transcept Pharmaceuticals, Inc. and Paratek Pharmaceuticals, Inc.

On October 30, 2014, Transcept completed a business combination with privately-held Paratek Pharmaceuticals, Inc., or Old Paratek, in accordance with the terms of the Agreement and Plan of Merger and Reorganization, dated as of June 30, 2014, by and among Transcept, Tigris Merger Sub, Inc., or Merger Sub, Tigris Acquisition Sub, LLC, or Merger LLC, and Old Paratek, or the Merger Agreement, pursuant to which Merger Sub merged with and into Old Paratek, with Old Paratek surviving as a wholly-owned subsidiary of Transcept, followed by the Merger of Old Paratek with and into Merger LLC, with Merger LLC surviving as a wholly-owned subsidiary of Transcept (we refer to these mergers together as the Merger). Immediately following the Merger, Transcept changed its name to “Paratek Pharmaceuticals, Inc.”, and Merger LLC changed its name to “Paratek Pharma, LLC.” In connection with the closing of the Merger, our common stock began trading on The NASDAQ Global Market under the ticker symbol “PRTK” on October 31, 2014.

Our principal executive offices are located at 75 Park Plaza, Boston, MA 02116, and our telephone number is (617) 807-6600.

The Offering

Common Stock offered by us	3,750,000 shares, plus up to an additional 562,500 shares if the underwriters exercise their option to purchase additional shares in full.

Common Stock to be outstanding after this offering	21,408,160 shares, or 21,970,660 shares if the underwriters exercise their option to purchase additional shares in full.

Option to purchase additional shares	The underwriters have an option to purchase up to an additional 562,500 shares of our common stock from us. The underwriters can exercise this option at any time within 30-days from the date of this prospectus supplement.

Use of Proceeds	We estimate that the net proceeds to us from this offering, after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us, will be approximately $59.3 million, or approximately $68.3 million if the underwriters exercise their option to purchase additional shares from us in full. We plan to use the net proceeds from this offering, together with our existing capital resources, to fund our planned clinical studies of omadacycline, including an oral-only Phase 3 study of omadacycline for the treatment of ABSSSI, to fund activities required to support an NDA submission for omadacycline for the treatment of ABSSSI and CABP, including manufacture of registration and validation batches and establishment of secondary manufacturing suppliers for our active pharmaceutical ingredient, or API, and drug product, and for working capital and other general corporate purposes. See “Use of Proceeds.”

Risk Factors	You should read the “Risk Factors” section of this prospectus supplement beginning on page S-13 for a discussion of factors to consider carefully before deciding to invest in shares of our common stock.

The NASDAQ Global Market Symbol	Our shares are listed on The NASDAQ Global Market under the symbol “PRTK”

The number of shares of common stock to be outstanding after this offering is based on 17,658,160 shares of common stock outstanding as of March 31, 2016, and excludes:

•	2,827,215 shares of common stock issuable upon the exercise of stock options outstanding as of March 31, 2016, with a weighted average exercise price of $17.14 per share;

•	475,500 shares of common stock subject to restricted stock units outstanding as of March 31, 2016;

•	47,426 shares of common stock issuable upon the exercise of warrants outstanding as of March 31, 2016, with a weighted exercise price of $24.85 per share;

•	373,930 shares of common stock available for future issuance under our 2015 Equity Incentive Plan;

•	36,539 shares of common stock available for future issuance under our employee stock purchase plan; and

•	6,500 shares of common stock available for future issuance under our 2015 Inducement Plan.

Unless otherwise indicated, all information in this prospectus supplement assumes:

•	no exercise by the underwriters of their option to purchase additional shares of our common stock; and

•	no exercise of outstanding stock options and warrants.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the documents incorporated herein and therein by reference contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. These statements are based on our management’s beliefs and assumptions and on information currently available to us. Discussions containing these forward-looking statements may be found, among other places, in the section titled “Risk Factors” herein and incorporated herein by reference from our Annual Report on Form 10-K for the year ended December 31, 2015. All statements, other than statements of historical facts, are forward-looking statements for purposes of these provisions, including, without limitation, any statements relating to:

•	the plans, strategies and objectives of management for future operations,;

•	proposed new products, services or developments;

•	future economic conditions or performance;

•	the therapeutic and commercial potential of our product candidates;

•	the timing of regulatory discussions and submissions, and the anticipated timing, scope and outcome of related regulatory actions or guidance;

•	our ability to establish and maintain potential new collaborative, partnering or other strategic arrangements for the development and commercialization of our product candidates;

•	the anticipated progress of our clinical programs, including whether our ongoing clinical trials will achieve clinically relevant results;

•	the timing, scope and anticipated initiation, enrollment and completion of our ongoing and planned clinical trials and any other future clinical trials that we may conduct;

•	our ability to obtain and maintain regulatory approvals of our product candidates and any related restrictions, limitations and/or warnings in the label of an approved product candidate;

•	our ability to market, commercialize and achieve market acceptance for our product candidates;

•	our ability to protect our intellectual property and operate our business without infringing upon the intellectual property rights of others;

•	our estimates regarding the sufficiency of our cash resources, expenses, capital requirements and needs for additional financing, and our ability to obtain additional financing;

•	our projected financial performance; and

•	our intended use of the net proceeds from offerings of our securities under this prospectus supplement and the accompanying prospectus.

In some cases, you can identify forward-looking statements by terms such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “will,” “would” and similar expressions intended to identify forward-looking statements. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance, time frames or achievements to be materially different from the information expressed or implied by these forward-looking statements. While we believe that we have a reasonable basis for each forward-looking statement, we caution you that these statements are based on a combination of facts and factors currently known by us and our projections of the future, about which we cannot be certain. We discuss many of these risks, uncertainties and other factors in greater detail in the section titled “Risk Factors” herein and incorporated herein by reference from our Annual Report on Form 10-K for the year ended December 31, 2015. Given these risks, uncertainties and other factors, you should not place undue reliance on these forward-looking statements. Also, these forward-looking statements represent our estimates and assumptions only as of the date such forward-looking statements are made. You should carefully read this prospectus supplement, the accompanying prospectus and any free writing prospectus we authorize for use in connection with a specific offering, together with the information incorporated herein by reference, as described in the section titled “Incorporation by Reference,” completely and with the understanding that our actual future results may be materially different from what we expect. We can give no assurances that any of the events anticipated by the forward-looking statements will occur or, if any of them do, what impact they will have on our business, results of operations and financial condition. We hereby qualify all of our forward-looking statements by these cautionary statements.

Except as required by law, we assume no obligation to update these forward-looking statements publicly, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

RISK FACTORS

Investing in our common stock involves a high degree of risk. Before you decide to invest in our common stock, you should carefully consider the risks and uncertainties described below and those included in the documents incorporated by reference in this prospectus supplement, including the “Risk Factors” section included in our Annual Report on Form 10-K for the year ended December 31, 2015, as well as all other information contained in this prospectus supplement, the accompanying prospectus and any free writing prospectus that we have authorized for use in connection with this offering, and in our filings with the SEC that we have incorporated by reference in this prospectus supplement and the accompanying prospectus. If any of such risks actually occurs, our business, prospects, operating results and financial condition could suffer materially. In such event, the trading price of our common stock could decline and you might lose all or part of your investment. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business.

Risks Related to this Offering.

The trading price of our common stock is volatile.

The trading price of our common stock could be subject to significant fluctuations. Since the closing of the Merger on October 30, 2014 to June 17, 2016 our common stock has traded between $12.05 and $39.80. Market prices for securities of early-stage pharmaceutical, biotechnology and other life sciences companies have historically been particularly volatile. Some of the factors that may cause the trading price of our common stock to fluctuate include:

•	our ability to obtain regulatory approvals for omadacycline or other product candidates, and delays or failures to obtain such approvals;

•	failure of any of our product candidates, if approved, to achieve commercial success;

•	issues in manufacturing our approved products, if any, or product candidates;

•	the results of our current and any future clinical trials of our product candidates;

•	the entry into, or termination of, key agreements, including key commercial partner agreements;

•	the initiation of, material developments in, or conclusion of litigation to enforce or defend any of our intellectual property rights or defend against the intellectual property rights of others;

•	announcements by commercial partners or competitors of new commercial products, clinical progress or the lack thereof, significant contracts, commercial relationships or capital commitments;

•	adverse publicity relating to the antibiotics market, including with respect to other products and potential products in such market;

•	the introduction of technological innovations or new therapies that compete with our potential products;

•	the loss of key employees;

•	changes in estimates or recommendations by securities analysts, if any, who cover our common stock;

•	general and industry-specific economic conditions that may affect our research and development expenditures;

•	changes in the structure of healthcare payment systems; and

•	period-to-period fluctuations in our financial results.

Moreover, the stock markets in general have experienced substantial volatility that has often been unrelated to the operating performance of individual companies. These broad market fluctuations may also adversely affect the trading price of our common stock.

In the past, following periods of volatility in the market price of a company’s securities, stockholders have often instituted class action securities litigation against those companies. Such litigation, if instituted, could result in substantial costs and diversion of management attention and resources, which could significantly harm our profitability and reputation.

If we fail to continue to meet all applicable NASDAQ Global Market requirements and NASDAQ determines to delist our common stock, the delisting could adversely affect the market liquidity of our common stock and the market price of our common stock could decrease.

Our common stock is listed on The NASDAQ Global Market. In order to maintain our listing, we must meet minimum financial, operating and other requirements, including requirements for a minimum amount of capital, a minimum price per share and active operations. If we are unable to comply with NASDAQ’s listing standards, NASDAQ may delist our common stock. If our common stock is delisted for any reason, it could reduce the value of our common stock and our liquidity. Delisting could also adversely affect our ability to obtain financing for the continuation of our operations or to use our common stock in acquisitions.

If you purchase shares of common stock in this offering, you will suffer immediate dilution of your investment.

The price of our common stock in this offering will be substantially higher than the net tangible book value per share of our common stock. Therefore, if you purchase shares of our common stock in this offering, you will pay a price per share that substantially exceeds our net tangible book value per share after this offering. To the extent shares are issued under outstanding options, restricted stock units or warrants, including the warrants issued to Hercules Technology II, L.P. and Hercules Technology III, L.P., or future sales are made pursuant to our equity sales agreement with Cantor Fitzgerald & Co., you will incur further dilution. Based on the assumed public offering price of $16.98 per share, the last reported sale price of our common stock on The NASDAQ Global Market on June 17, 2016, you will experience immediate dilution of $10.89 per share as of March 31, 2016, representing the difference between our as adjusted net tangible book value per share after giving effect to this offering and the public offering price. See “Dilution” for a more detailed description of the dilution to new investors in the offering.

Investors in this offering may experience future dilution.

In order to raise additional capital, we may in the future offer additional shares of our common stock or other securities convertible into, or exchangeable for, our common stock at prices that may not be the same as the price per share in this offering. We cannot assure you that we will be able to sell shares of our common stock or other related securities in any other offering at a price per share that is equal to or greater than the price per share paid by investors in this offering. If the price per share at which we sell additional shares of our common stock or related securities in future transactions is less than the price per share in this offering, investors who purchase our common stock in this offering will suffer dilution in their investment.

A significant portion of our total outstanding shares may be sold into the market at any time, which could cause the market price of our common stock to drop significantly, even if our business is doing well.

Sales of a substantial number of shares of our common stock in the public market could occur at any time. These sales, or the perception in the market that the holders of a large number of shares intend to sell shares, could reduce the market price of our common stock.

Upon the completion of this offering, approximately 668,047 shares of our common stock beneficially owned by our officers and directors, as well as approximately 2,138,872 shares of common stock beneficially owned by affiliates of our directors, will be subject to lock-up agreements with the underwriters that prohibit, subject to certain exceptions, the disposal or pledge of, or the hedging against, any of their common stock or securities convertible into or exchangeable for shares of common stock for a period of 90 days after the date of this prospectus supplement. However, all of the shares sold in this offering and the remaining shares of our common stock outstanding prior to this offering will not be subject to lock-up agreements with the underwriters and, except to the extent such shares are held by our affiliates, will be freely tradable. The market price of our common stock could decline as a result of sales by our stockholders in the market following completion of this offering or the perception that these sales could occur. These factors could also make it difficult for us to raise additional capital by selling stock.

We have broad discretion over the use of our cash and cash equivalents, including the net proceeds we receive in this offering, and may not use them effectively or for their currently intended use.

We currently intend to use the net proceeds of this offering to fund our planned clinical studies of omadacycline, including an oral-only Phase 3 study of omadacycline for the treatment of ABSSSI, to fund activities required to support an NDA submission for omadacycline for the treatment of ABSSSI and CABP, including manufacture of registration and validation batches and establishment of secondary manufacturing suppliers for our API and drug product, and for working capital and other general corporate purposes. This expected use of the net proceeds from this offering represents our intentions based upon our current plans and business conditions. The amounts and timing of our actual expenditures may vary significantly depending on numerous factors, including the progress of our development efforts, the status of and results from clinical studies, as well as any collaboration that we may enter into with third parties for our product candidates, and any unforeseen cash needs. Because of the number and variability of factors that will determine our use of the proceeds from this offering, their ultimate use may vary substantially from their currently intended use. As a result, our management will retain broad discretion over the allocation of the net proceeds from this offering and could spend the proceeds in ways that do not necessarily improve our operating results or enhance the value of our common stock. The failure by our management to apply these funds effectively could result in financial losses that could have a material adverse effect on our business, cause the price of our common stock to decline and delay the development of our product candidates. Pending their use to fund operations, we may invest our cash and cash equivalents in a manner that does not produce income or that loses value.

USE OF PROCEEDS

We estimate that the net proceeds to us from our issuance and sale of 3,750,000 shares of common stock in this offering will be approximately $59.3 million, or approximately $68.3 million if the underwriters exercise their option to purchase additional shares in full, in each case after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us.

Assuming the issuance of 3,750,000 shares of common stock in this offering, a $1.00 increase (decrease) in the assumed public offering price of $16.98 per share, the last reported sale price of our common stock on The NASDAQ Global Market on June 17, 2016, would increase (decrease) our net proceeds from this offering by $3.5 million. We may also increase or decrease the number of shares being offered by us. An increase (decrease) of 100,000 shares in the number of shares offered by us would increase (decrease) our net proceeds from this offering by $1.6 million, assuming a public offering price of $16.98 per share, the last reported sales price of our common stock on The NASDAQ Global Market on June 17, 2016.

As of March 31, 2016, we had cash, cash equivalents and available for sale securities of $112.3 million. We intend to use the net proceeds from this offering, together with our capital resources, as follows:

•	$30.0 million to fund our planned clinical studies of omadacycline, including an oral-only Phase 3 study of omadacycline for the treatment of ABSSSI;

•	the remainder to fund activities required to support an NDA submission for omadacycline for the treatment of ABSSSI and CABP, including manufacture of registration and validation batches and establishment of secondary manufacturing suppliers for our API and drug product; and for working capital and other general corporate purposes.

This expected use of our net proceeds from this offering represents our intentions based upon our current plans and business conditions, which could change in the future as our plans and business conditions evolve. The amounts and timing of our actual expenditures may vary significantly depending on numerous factors, including the progress of our development, the status of and results from clinical studies, as well as any collaboration that we may enter into with third parties for our product candidates, and any unforeseen cash needs. As a result, our management will retain broad discretion over the allocation of the net proceeds from this offering. We may find it necessary or advisable to use the net proceeds from this offering for other purposes, and we will have broad discretion in the application of net proceeds.

Although it is difficult to predict our liquidity requirements, based upon our current operating plan we anticipate that the net proceeds of this offering together with our existing capital resources, including the $20.0 million available to us under our existing loan agreement with Hercules Technology II, L.P., will enable us to fund our operating expenses and capital expenditure requirements through the submission of an NDA for omadacycline for the treatment of ABSSSI and CABP, which we currently expect to occur in the first half of 2018.

Pending our use of the net proceeds from this offering, we intend to invest the net proceeds in a variety of capital preservation investments, including short-term, investment-grade, interest-bearing instruments and U.S. government securities.

CAPITALIZATION

The following table sets forth our cash and capitalization as of March 31, 2016:

•	on an actual basis; and

•	on an as adjusted basis to give effect to the issuance and sale by us of 3,750,000 shares of our common stock in this offering at $16.98 per share, the last reported sale price of our common stock on The NASDAQ Global Market on June 17, 2016, after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us.

You should read this information together with our audited consolidated financial statements and related notes contained in our Annual Report on Form 10-K for the year ended December 31, 2015 and the unaudited consolidated financial statements and the related notes contained in our Quarterly Report on Form 10-Q for the three months ended March 31, 2016 which are incorporated by reference in this prospectus supplement.

	Three Months Ended March 31, 2016
	Actual	As Adjusted(1)
	(in thousands, except share and per share data)
Cash, cash equivalents and available for sale securities	$112,263	$171,568

Stockholders’ equity:
Undesignated preferred stock, $0.001 par value; 5,000,000 shares authorized; no shares issued and outstanding, actual and as adjusted	$—	$—
Common stock, $0.001 par value, 100,000,000 shares authorized, 17,658,160 shares issued and outstanding, actual; 21,408,160 shares issued and outstanding, as adjusted	18	22
Additional paid-in capital	373,118	432,419
Accumulated other comprehensive income	1	1
Accumulated deficit	(299,998)	(299,998)

Total stockholders’ equity	73,139	132,444

Total capitalization	$73,139	$132,444

(1)	Assuming the issuance of 3,750,000 shares of common stock in this offering, a $1.00 increase (decrease) in the assumed public offering price of $16.98 per share, the last reported sale price of our common stock on The NASDAQ Global Market on June 17 , 2016, would increase (decrease) cash, cash equivalents and available for sale securities, total stockholders’ equity and total capitalization by $3.5 million. We may also increase or decrease the number of shares being offered by us. An increase (decrease) of 100,000 shares in the number of shares offered by us would increase (decrease) our cash, cash equivalents and available for sale securities, total stockholders’ equity and total capitalization by $1.6 million, assuming a public offering price of $16.98 per share, the last reported sales price of our common stock on The NASDAQ Global Market on June 17, 2016. The as adjusted information discussed above is illustrative only and will adjust based on the actual public offering price and other terms of this offering determined at pricing.

The number of shares of common stock in the table above is based on 17,658,160 shares of common stock outstanding as of March 31, 2016, and excludes:

•	2,827,215 shares of common stock issuable upon the exercise of stock options outstanding as of March 31, 2016, with a weighted average exercise price of $17.14 per share;

•	475,500 shares of common stock subject to restricted stock units outstanding as of March 31, 2016;

•	47,426 shares of common stock issuable upon the exercise of warrants outstanding as of March 31, 2016, with a weighted exercise price of $24.85 per share;

•	373,930 shares of common stock available for future issuance under our 2015 Equity Incentive Plan;

•	36,539 shares of common stock available for future issuance under our employee stock purchase plan; and

•	6,500 shares of common stock available for future issuance under our 2015 Inducement Plan.

Unless otherwise indicated, all information in this prospectus supplement assumes:

•	no exercise by the underwriters of their option to purchase additional shares of our common stock; and

•	no exercise of outstanding stock options and warrants.

DILUTION

If you invest in our common stock in this offering, your interest will be diluted immediately to the extent of the difference between the public offering price per share you will pay in this offering and the as adjusted net tangible book value per share of our common stock after this offering. Our historical net tangible book value as of March 31, 2016 was $71.1 million, or $4.02 per share of common stock. Historical net tangible book value per share represents the amount of our total tangible assets less total liabilities, divided by the number of shares of our common stock outstanding on March 31, 2016.

After giving effect to the issuance and sale of 3,750,000 shares of common stock in this offering, based on an assumed public offering price of $16.98 per share, the last reported sale price of our common stock on The NASDAQ Global Market on June 17, 2016, and after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us, our as adjusted net tangible book value as of March 31, 2016 would have been $130.4 million, or $6.09 per share. This represents an immediate increase of $2.07 in as adjusted net tangible book value per share to existing stockholders and immediate dilution of $10.89 in as adjusted net tangible book value per share to new investors purchasing common stock in this offering. Dilution per share to new investors is determined by subtracting as adjusted net tangible book value per share after this offering from the public offering price per share paid by new investors. The following table illustrates this per share dilution to the new investors purchasing shares of common stock in this offering without giving effect to any exercise by the underwriters of their option to purchase additional shares:

Assumed public offering price per share		$16.98
Net tangible book value per share as of March 31, 2016	$4.02
Increase per share attributable to sale of shares of common stock in this offering	2.07

As adjusted net tangible book value per share after this offering		6.09

Dilution per share to new investors in this offering		$10.89

If the underwriters exercise their option to purchase 562,500 additional shares in full at the assumed public offering price of $16.98 per share, the last reported sale price of our common stock on The NASDAQ Global Market on June 17, 2016, the as adjusted net tangible book value will increase to $6.34 per share, representing an immediate increase to existing stockholders of $2.32 per share and an immediate dilution of $10.64 per share to new investors. If any shares are issued upon exercise of outstanding options at prices below the public offering price, you will experience further dilution.

Assuming the issuance of 3,750,000 shares of common stock in this offering, a $1.00 increase (decrease) in the assumed public offering price of $16.98 per share, the last reported sale price of our common stock on The NASDAQ Global Market on June 17, 2016, would increase (decrease) the as adjusted net tangible book value by $0.16 and $(0.16) per share, respectively, and increase (decrease) the dilution per share to new investors by $0.84 and $(0.84) per share, respectively, after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us. We may also increase or decrease the number of shares being offered by us. A 100,000 increase (decrease) in the number of shares offered by us would increase (decrease) the as adjusted net tangible book value by $0.05 and $(0.05) per share, respectively, and (decrease) increase the dilution per share to new investors by $(0.05) and $0.05 per share, respectively, after estimated underwriting discounts and commissions and estimated offering expenses payable by us.

The information discussed above is illustrative only and will adjust based on the actual public offering price and other terms of this offering determined at pricing.

The number of shares of common stock to be outstanding after this offering is based on 17,658,160 shares of common stock outstanding as of March 31, 2016, and excludes:

•	2,827,215 shares of common stock issuable upon the exercise of stock options outstanding as of March 31, 2016, with a weighted average exercise price of $17.14 per share;

•	475,500 shares of common stock subject to restricted stock units outstanding as of March 31, 2016;

•	47,426 shares of common stock issuable upon the exercise of warrants outstanding as of March 31, 2016, with a weighted exercise price of $24.85 per share;

•	373,930 shares of common stock available for future issuance under our 2015 Equity Incentive Plan;

•	36,539 shares of common stock available for future issuance under our employee stock purchase plan; and

•	6,500 shares of common stock available for future issuance under our 2015 Inducement Plan.

Unless otherwise indicated, all information in this prospectus supplement assumes:

•	no exercise by the underwriters of their option to purchase additional shares of our common stock; and

•	no exercise of outstanding stock options and warrants.

MATERIAL U.S. FEDERAL INCOME AND ESTATE TAX

CONSIDERATIONS FOR NON-U.S. HOLDERS OF OUR COMMON STOCK

The following is a summary of the material U.S. federal income and estate tax considerations applicable to non-U.S. holders with respect to their ownership and disposition of shares of our common stock issued pursuant to this offering. All prospective non-U.S. holders of our common stock should consult their tax advisors with respect to the U.S. federal, state, local and non-U.S. tax consequences of the purchase, ownership and disposition of our common stock. For purposes of this discussion, a non-U.S. holder means a beneficial owner of our common stock (other than a partnership or an entity or arrangement treated as a partnership for U.S. federal income tax purposes) that is not, for U.S. federal income tax purposes:

•	an individual who is a citizen or resident of the United States or any political subdivision thereof;

•	a corporation, or an entity treated as a corporation for U.S. federal income tax purposes, created or organized in the United States or under the laws of the United States or of any state thereof or the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

•	a trust if (1) a U.S. court can exercise primary supervision over the trust’s administration and one or more U.S. persons have the authority to control all of the trust’s substantial decisions or (2) the trust has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a U.S. person.

This discussion is based on current provisions of the U.S. Internal Revenue Code of 1986, as amended, which we refer to as the Code, existing U.S. Treasury Regulations promulgated thereunder, published administrative rulings and judicial decisions, all as in effect as of the date of this prospectus. These laws are subject to change and to differing interpretation, possibly with retroactive effect. Any change or differing interpretation could alter the tax consequences to non-U.S. holders described in this prospectus.

We assume in this discussion that a non-U.S. holder holds shares of our common stock as a capital asset within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all aspects of U.S. federal income and estate taxation that may be relevant to a particular non-U.S. holder in light of that non-U.S. holder’s individual circumstances, nor does it address any aspects of U.S. state, local or non-U.S. taxes. This discussion also does not consider any specific facts or circumstances that may apply to a non-U.S. holder and does not address the special tax rules applicable to particular non-U.S. holders, such as corporations that accumulate earnings to avoid U.S. federal income tax, tax-exempt organizations, S corporations, regulated investment companies, banks, financial institutions, insurance companies, real estate investment trusts, pension plans, brokers, dealers or traders in securities, commodities or currencies, holders who have elected to mark securities to market, tax-qualified retirement plans, holders subject to the alternative minimum tax or the Medicare contribution tax, holders who hold or receive our common stock pursuant to the exercise of employee stock options or otherwise as compensation, holders holding our common stock as part of a hedge, straddle or other risk reduction strategy, conversion transaction, synthetic security or other integrated investment, holders deemed to sell our common stock under the constructive sale provisions of the Code, controlled foreign corporations, passive foreign investment companies and certain former U.S. citizens or long-term residents.

In addition, this discussion does not address the tax treatment of partnerships (or entities or arrangements that are treated as partnerships for U.S. federal income tax purposes) or persons that hold their common stock through such partnerships. If a partnership, including any entity or arrangement treated as a partnership for U.S. federal income tax purposes, holds shares of our common stock, the U.S. federal income tax treatment of a partner in such partnership will generally depend upon the status of the partner and the activities of the partnership. Such partners and partnerships should consult their tax advisors regarding the tax consequences of the purchase, ownership and disposition of our common stock.

There can be no assurance that the Internal Revenue Service, which we refer to as the IRS, will not challenge one or more of the tax consequences described herein, and we have not obtained, nor do we intend to obtain, a ruling with respect to the U.S. federal income or estate tax consequences to a non-U.S. holder of the purchase, ownership or disposition of our common stock.

THIS DISCUSSION IS FOR GENERAL INFORMATION ONLY AND IS NOT INTENDED TO BE TAX ADVICE. NON-U.S. HOLDERS ARE URGED TO CONSULT THEIR TAX ADVISORS CONCERNING THE U.S. FEDERAL INCOME AND ESTATE TAXATION, STATE, LOCAL AND NON-U.S. TAXATION AND OTHER TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF OUR COMMON STOCK.

Distributions on Our Common Stock

Distributions, if any, on our common stock generally will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. If a distribution exceeds our current and accumulated earnings and profits, the excess will be treated as a tax-free return of the non-U.S. holder’s investment, up to such holder’s adjusted tax basis in the common stock, but not below zero. Any remaining excess will be treated as capital gain from the sale or exchange of such common stock, subject to the tax treatment described below in “Gain on Sale, Exchange or Other Disposition of Our Common Stock.” Any such distribution will also be subject to the discussion below under the heading “Foreign Accounts.”

Dividends paid to a non-U.S. holder will generally be subject to withholding of U.S. federal income tax at a 30% rate of the gross amount of the dividends, or such lower rate as may be specified by an applicable income tax treaty between the United States and such holder’s country of residence.

Dividends that are treated as effectively connected with a trade or business conducted by a non-U.S. holder within the United States and, if an applicable income tax treaty so provides, that are attributable to a permanent establishment or a fixed base maintained by the non-U.S. holder within the United States, are generally exempt from the 30% withholding tax if the non-U.S. holder satisfies applicable certification and disclosure requirements. To claim the exemption, the non-U.S. holder must furnish to us or our paying agent a valid IRS Form W-8ECI (or successor form), certifying that the dividends are effectively connected with the non-U.S. holder’s conduct of a trade or business within the United States. However, such U.S. effectively connected income, net of specified deductions and credits, is taxed at the same graduated U.S. federal income tax rates applicable to U.S. persons (as defined in the Code). Any U.S. effectively connected income received by a non-U.S. holder that is a corporation may also, under certain circumstances, be subject to an additional “branch profits tax” at a 30% rate or such lower rate as may be specified by an applicable income tax treaty between the United States and such holder’s country of residence.

A non-U.S. holder of our common stock who claims the benefit of an applicable income tax treaty between the United States and such holder’s country of residence generally will be required to provide a properly executed IRS Form W-8BEN or W-8BEN-E (or successor form) and satisfy applicable certification and other requirements. Non-U.S. holders are urged to consult their tax advisors regarding their entitlement to benefits under a relevant income tax treaty.

The certification requirement described above must be provided to us or the applicable withholding agent prior to the payment of dividends and may be required to be updated periodically. The certification also may require a non-U.S. holder that provides an IRS form or that claims treaty benefits to provide its U.S. taxpayer identification number. Special certification and other requirements apply in the case of certain non-U.S. holders that hold shares of our common stock through intermediaries or are pass-through entities for U.S. federal income tax purposes.

A non-U.S. holder that is eligible for a reduced rate of U.S. withholding tax under an income tax treaty may obtain a refund or credit of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS.

If at the time a distribution is made we are not able to determine whether or not it will be treated as a dividend for U.S. federal income tax purposes (as opposed to being treated as a return of capital or capital gain), we or a financial intermediary may withhold tax on all or a portion of such distribution at the rate applicable to dividends. However, a non-U.S. holder may obtain a refund of any excess withholding by timely filing an appropriate claim for refund with the IRS.

Gain on Sale, Exchange or Other Disposition of Our Common Stock

Subject to the discussion below regarding “Backup Withholding and Information Reporting” and “Foreign Accounts,” in general, a non-U.S. holder will not be subject to any U.S. federal income tax on any gain realized upon such holder’s sale, exchange or other disposition of shares of our common stock (including a redemption, but only if the redemption would be treated as a sale or exchange rather than as a distribution for U.S. federal income tax purposes) unless:

•	the gain is effectively connected with a U.S. trade or business of the non-U.S. holder and, if an applicable income tax treaty so provides, is attributable to a permanent establishment or a fixed base maintained in the United States by such non-U.S. holder, in which case the non-U.S. holder generally will be taxed at the graduated U.S. federal income tax rates applicable to U.S. persons (as defined in the Code) and, if the non-U.S. holder is a foreign corporation, the branch profits tax described above in “Distributions on Our Common Stock” also may apply;

•	the non-U.S. holder is a nonresident alien individual who is present in the United States for 183 days or more in the taxable year of the disposition and certain other conditions are met, in which case the non-U.S. holder will be subject to U.S. federal income tax at a rate of 30% (or such lower rate as may be specified by an applicable income tax treaty) on the net gain derived from the disposition, which may be offset by U.S. source capital losses of the non-U.S. holder, if any (even though the individual is not considered a resident of the United States), provided the non-U.S. holder has timely filed U.S. federal income tax returns with respect to such losses; or

•	our common stock constitutes a U.S. real property interest because we are, or have been, at any time during the five-year period preceding such disposition (or the non-U.S. holder’s holding period, if shorter) a “U.S. real property holding corporation.” Generally, a corporation is a U.S. real property holding corporation only if the fair market value of its U.S. real property interests (as defined in the Code) equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests plus its other assets used or held for use in a trade or business. Although there can be no assurance, we do not believe that we are, or have been, a U.S. real property holding corporation, or that we are likely to become one in the future. Even if we are or become a U.S. real property holding corporation, provided that our common stock is regularly traded on an established securities market (within the meaning of Section 897(c)(3) of the Code), our common stock will be treated as a U.S. real property interest only with respect to a non-U.S. holder that holds or is deemed to hold more than 5% of our outstanding common stock, (directly, indirectly, or constructively), during the shorter of the 5-year period ending on the date of the disposition or the period that the non-U.S. holder held our common stock. In such case, such non-U.S. holder generally will be taxed on its net gain derived from the disposition at the graduated U.S. federal income tax rates applicable to U.S. persons (as defined in the Code). No assurance can be provided that our common stock will continue to be regularly traded on an established securities market for purposes of the rules described above.

Backup Withholding and Information Reporting

We must report annually to the IRS and to each non-U.S. holder the gross amount of the dividends on our common stock paid to such holder and the tax withheld, if any, with respect to such dividends, regardless of whether withholding was required. Non-U.S. holders will have to comply with specific certification procedures to establish that the holder is not a U.S. person (as defined in the Code), or otherwise establish an exemption, in order to avoid backup withholding at the then applicable rate with respect to dividends on our common stock. Dividends paid to non-U.S. holders subject to the U.S. withholding tax, as described above in “Distributions on Our Common Stock,” generally will be exempt from U.S. backup withholding.

Information reporting and backup withholding will generally apply to the proceeds of a disposition of our common stock by a non-U.S. holder effected by or through the U.S. office of any broker, U.S. or foreign, unless the holder certifies its status as a non-U.S. holder and satisfies certain other requirements, or otherwise establishes an exemption. Generally, information reporting and backup withholding will not apply to a payment of disposition proceeds to a non-U.S. holder where the transaction is effected outside the United States through a non-U.S. office of a broker. However, for information reporting purposes, dispositions effected through a non-U.S. office of a broker with substantial U.S. ownership or operations generally will be treated in a manner similar to dispositions effected through a U.S. office of a broker. Non-U.S. holders should consult their tax advisors regarding the application of the information reporting and backup withholding rules to them.

Copies of information returns may be made available to the tax authorities of the country in which the non-U.S. holder resides or is incorporated under the provisions of a specific treaty or agreement.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules from a payment to a non-U.S. holder may be allowed as a credit against the non-U.S. holder’s U.S. federal income tax liability, if any, and may entitle such holder to a refund, provided that the required information is timely furnished to the IRS.

Foreign Accounts

Pursuant to Sections 1471 through 1474 of the Code (“FATCA”), we may be required to withhold U.S. federal tax at the rate of 30% on payments of dividends and, beginning on January 1, 2019, gross proceeds from a sale or other taxable disposition (including a retirement or redemption) of our common stock made to non-U.S. financial institutions and certain other non-U.S. nonfinancial entities (whether such financial institutions or nonfinancial entities are beneficial owners or intermediaries) unless they satisfy certain due diligence and information reporting requirements. An intergovernmental agreement between the United States and the non-U.S. holder’s jurisdiction may modify these requirements. Prospective holders of the notes are encouraged to consult with their own tax advisors regarding the possible implications of this legislation on their investment in the notes.

U.S. Federal Estate Tax

Shares of our common stock that are owned or treated as owned at the time of death by an individual who is not a citizen or resident of the United States, as specifically defined for U.S. federal estate tax purposes, are considered U.S. assets and will be included in the individual’s gross estate for U.S. federal estate tax purposes. Such shares, therefore, may be subject to U.S. federal estate tax, unless an applicable estate tax or other treaty provides otherwise.

EACH PROSPECTIVE INVESTOR SHOULD CONSULT ITS OWN TAX ADVISOR REGARDING THE PARTICULAR U.S. FEDERAL, STATE AND LOCAL AND NON-U.S. TAX CONSEQUENCES OF PURCHASING, HOLDING AND DISPOSING OF OUR COMMON STOCK, INCLUDING THE CONSEQUENCES OF ANY PROPOSED CHANGES IN APPLICABLE LAWS.

UNDERWRITING

Leerink Partners LLC and Guggenheim Securities, LLC are acting as representatives of each of the underwriters named below and as joint bookrunning managers for this offering. Subject to the terms and conditions set forth in an underwriting agreement among us and the underwriters, we have agreed to sell to the underwriters, and each of the underwriters has agreed, severally and not jointly, to purchase from us, the number of shares of common stock set forth opposite its name below.

Underwriter	Number of Shares
Leerink Partners LLC
Guggenheim Securities, LLC
Ladenburg Thalmann & Co. Inc.
BTIG, LLC

Total	3,750,000

Subject to the terms and conditions set forth in the underwriting agreement, the underwriters have agreed, severally and not jointly, to purchase all of the shares sold under the underwriting agreement if any of these shares are purchased. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the non-defaulting underwriters may be increased or the underwriting agreement may be terminated.

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make in respect of those liabilities.

The underwriters are offering the shares, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, including the validity of the shares, and other conditions contained in the underwriting agreement, such as the receipt by the underwriters of officers’ certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

Commissions and Discounts

The representatives have advised us that the underwriters propose initially to offer the shares to the public at the public offering price set forth on the cover of this prospectus and to dealers at that price less a concession not in excess of $        per share. After the initial offering, the public offering price, concession or any other term of the offering may be changed.

The following table shows the public offering price, underwriting discount and proceeds before expenses to us. The information assumes either no exercise or full exercise by the underwriters of their option to purchase additional shares of our common stock.

	Per Share	Without Option	With Option
Public offering price	$	$	$
Underwriting discount	$	$	$
Proceeds, before expenses, to us	$	$	$

We estimate expenses payable by us in connection with this offering, other than the underwriting discounts and commissions referred to above, will be approximately $550,000. We also have agreed to reimburse the underwriters for their FINRA counsel fee in an amount up to $20,000.

Option to Purchase Additional Shares

We have granted an option to the underwriters, exercisable for 30 days after the date of this prospectus, to purchase up to 562,500 additional shares at the public offering price, less the underwriting discount. If the underwriters exercise this option, each will be obligated, subject to conditions contained in the underwriting agreement, to purchase a number of additional shares proportionate to that underwriter’s initial amount reflected in the above table.

No Sales of Similar Securities

We, our executive officers and directors and several of our other existing security holders have agreed not to sell or transfer any common stock or securities convertible into or exchangeable or exercisable for common stock, for 90 days after the date of this prospectus without first obtaining the written consent of Leerink Partners LLC on behalf of the underwriters. Specifically, we and these other persons have agreed, with certain exceptions, not to directly or indirectly:

•	offer, pledge, sell or contract to sell any common stock;

•	sell any option or contract to purchase any common stock;

•	purchase any option or contract to sell any common stock;

•	grant any option, right or warrant to purchase any common stock;

•	lend any common stock;

•	otherwise dispose of or transfer any common stock;

•	request or demand that we file a registration statement related to the common stock; or

•	enter into any swap or other agreement or any transaction that transfers, in whole or in part, the economic consequence of ownership of any common stock, whether any such swap, agreement or transaction is to be settled by delivery of shares or other securities, in cash or otherwise.

With respect to our executive officers and directors and several of our other existing security holders, the foregoing restrictions do not apply to:

•	transfers of shares of common stock or any security convertible into or exercisable or exchangeable for common stock as a bona fide gift or charitable contribution;

•	transfers of shares of common stock or any security convertible into or exercisable or exchangeable for common stock by will, other testamentary document or intestate succession;

•	transfers of shares of common stock or any security convertible into or exercisable or exchangeable for common stock to partners, members, stockholders, or holders of similar equity interests in such security holder or wholly-owned subsidiaries or the parent of such security holder;

•	transfers of shares of common stock or any security convertible into or exercisable or exchangeable for common stock to an immediate family member or to any trust for the direct or indirect benefit of such security holder or the immediate family of such security holder;

•	transfers of shares of common stock or any security convertible into or exercisable or exchangeable for common stock to any corporation, partnership, limited liability company or similar entity of which all of the beneficial ownership interests are held by such security holder or the immediate family of such security holder;

•	transfers of shares of common stock or any security convertible into or exercisable or exchangeable for common stock pursuant to a domestic relations order, divorce decree or court order;

•

the establishment of a new trading plan pursuant to Rule 10b5-1 under the Exchange Act providing for dispositions or sales of common stock; provided that such plan does not permit dispositions or sales of shares of common stock or any security convertible into common stock and no public announcement or filing under the Exchange Act regarding the establishment of such plan shall be made;

•	the exercise of options to purchase common stock outstanding or granted under equity incentive plans or described in the registration statement with respect to this offering, provided that the underlying common stock continues to be subject to the restrictions listed above;

•	the exercise of warrants to purchase common stock outstanding on the date hereof, provided that the underlying common stock continues to be subject to the restrictions listed above;

•	transfers to the Company in connection with the repurchase of shares of common stock in connection with the termination of such stockholder’s employment with the Company pursuant to contractual agreements with the Company; or

•	transfer of shares of Common Stock to the Company with a vesting event of the Company’s securities to cover withholding tax obligations in connection with such vesting event.

This lock-up provision applies to common stock and to securities convertible into or exchangeable or exercisable for common stock. It also applies to common stock owned now or acquired later by the person executing the agreement or for which the person executing the agreement later acquires the power of disposition.

The NASDAQ Global Market Listing

Our common stock is listed on The NASDAQ Global Market under the symbol “PRTK.”

Price Stabilization, Short Positions and Penalty Bids

Until the distribution of the shares is completed, SEC rules may limit underwriters and selling group members from bidding for and purchasing our common stock. However, the representatives may engage in transactions that stabilize the price of the common stock, such as bids or purchases to peg, fix or maintain that price.

In connection with the offering, the underwriters may purchase and sell our common stock in the open market. These transactions may include short sales, purchases on the open market to cover positions created by short sales and stabilizing transactions. Short sales involve the sale by the underwriters of a greater number of shares than they are required to purchase in the offering. “Covered” short sales are sales made in an amount not greater than the underwriters’ option described above. The underwriters may close out any covered short position by either exercising their option or purchasing shares in the open market. In determining the source of shares to close out the covered short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the option granted to them. “Naked” short sales are sales in excess of such option. The underwriters must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of our common stock in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of various bids for or purchases of shares of common stock made by the underwriters in the open market prior to the closing of the offering.

The underwriters may also impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the representatives have repurchased shares sold by or for the account of such underwriter in stabilizing or short covering transactions.

Similar to other purchase transactions, the underwriters’ purchases to cover the syndicate short sales may have the effect of raising or maintaining the market price of our common stock or preventing or retarding a decline in the market price of our common stock. As a result, the price of our common stock may be higher than the price that might otherwise exist in the open market. The underwriters may conduct these transactions on The NASDAQ Global Market, in the over-the-counter market or otherwise.

Neither we nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our common stock. In addition, neither we nor any of the underwriters make any representation that the representatives will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

Electronic Distribution

In connection with the offering, certain of the underwriters or securities dealers may distribute prospectuses by electronic means, such as e-mail.

Other Relationships

Some of the underwriters and their affiliates may in the future engage in investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. They may in the future receive customary fees and commissions for these transactions.

In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers.

Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Notice to Prospective Investors in Canada

The shares may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the shares must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement and accompanying prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Notice to Prospective Investors in the European Economic Area

In relation to each Member State of the European Economic Area (each, a “Relevant Member State”), no offer of shares may be made to the public in that Relevant Member State other than:

A. to any legal entity which is a qualified investor as defined in the Prospectus Directive;

B. to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the representatives; or

C. in any other circumstances falling within Article 3(2) of the Prospectus Directive, provided that no such offer of shares shall require the Company or the representatives to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

Each person in a Relevant Member State who initially acquires any shares or to whom any offer is made will be deemed to have represented, acknowledged and agreed that it is a “qualified investor” within the meaning of the law in that Relevant Member State implementing Article 2(1)(e) of the Prospectus Directive. In the case of any shares being offered to a financial intermediary as that term is used in Article 3(2) of the Prospectus Directive, each such financial intermediary will be deemed to have represented, acknowledged and agreed that the shares acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer of any shares to the public other than their offer or resale in a Relevant Member State to qualified investors as so defined or in circumstances in which the prior consent of the representatives has been obtained to each such proposed offer or resale.

The company, the representatives and their affiliates will rely upon the truth and accuracy of the foregoing representations, acknowledgements and agreements.

This prospectus has been prepared on the basis that any offer of shares in any Relevant Member State will be made pursuant to an exemption under the Prospectus Directive from the requirement to publish a prospectus for offers of shares. Accordingly any person making or intending to make an offer in that Relevant Member State of shares which are the subject of the offering contemplated in this prospectus may only do so in circumstances in which no obligation arises for the company or any of the underwriters to publish a prospectus pursuant to Article 3 of the Prospectus Directive in relation to such offer. Neither the company nor the underwriters have authorized, nor do they authorize, the making of any offer of shares in circumstances in which an obligation arises for the company or the underwriters to publish a prospectus for such offer.

For the purpose of the above provisions, the expression “an offer to the public” in relation to any shares in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the shares to be offered so as to enable an investor to decide to purchase or subscribe the shares, as the same may be varied in the Relevant Member State by any measure implementing the Prospectus Directive in the Relevant Member State and the expression “Prospectus Directive” means Directive 2003/71/EC (including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member States) and includes any relevant implementing measure in the Relevant Member State and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

Notice to Prospective Investors in the United Kingdom

This prospectus supplement and the accompanying prospectuses are only being distributed to, and are only directed at, persons in the United Kingdom that are qualified investors within the meaning of Article 2(1)(e) of the Prospectus Directive that are also (1) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, or the Order, or (2) high net worth entities, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order (each such person being referred to as a “relevant person”). This prospectus supplement and the accompanying prospectuses and their contents are confidential and should not be distributed, published or reproduced (in whole or in part) or disclosed by recipients to any other persons in the United Kingdom. Any person in the United Kingdom that is not a relevant person should not act or rely on this document or any of its contents.

Notice to Prospective Investors in France

Neither this prospectus supplement nor any other offering material relating to the shares described in this prospectus supplement has been submitted to the clearance procedures of the Autorité des Marchés Financiers or of the competent authority of another member state of the European Economic Area and notified to the Autorité

des Marchés Financiers. The shares have not been offered or sold and will not be offered or sold, directly or indirectly, to the public in France. Neither this prospectus supplement nor any other offering material relating to the shares has been or will be:

•	released, issued, distributed or caused to be released, issued or distributed to the public in France; or

•	used in connection with any offer for subscription or sale of the shares to the public in France.

Such offers, sales and distributions will be made in France only:

•	to qualified investors (investisseurs qualifiés) or to a restricted circle of investors (cercle restreint d’investisseurs), in each case investing for their own account, all as defined in, and in accordance with articles L.411-2, D.411-1, D.411-2, D.734-1, D.744-1, D.754-1 and D.764-1 of the French Code monétaire et financier;

•	to investment services providers authorized to engage in portfolio management on behalf of third parties; or

•	in a transaction that, in accordance with article L.411-2-II-1°-or-2°-or 3° of the French Code monétaire et financier and article 211-2 of the General Regulations (Règlement Général) of the Autorité des Marchés Financiers, does not constitute a public offer (appel public à l’épargne).

The shares may be resold directly or indirectly, only in compliance with articles L.411-1, L.411-2, L.412-1 and L.621-8 through L.621-8-3 of the French Code monétaire et financier.

Notice to Prospective Investors in Hong Kong

The shares may not be offered or sold in Hong Kong by means of any document other than (1) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong), (2) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder, or (3) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong) and no advertisement, invitation or document relating to the shares may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

Notice to Prospective Investors in Japan

The shares offered in this prospectus supplement have not been and will not be registered under the Financial Instruments and Exchange Law of Japan. The shares have not been offered or sold and will not be offered or sold, directly or indirectly, in Japan or to or for the account of any resident of Japan (including any corporation or other entity organized under the laws of Japan), except (1) pursuant to an exemption from the registration requirements of the Financial Instruments and Exchange Law and (2) in compliance with any other applicable requirements of Japanese law.

Notice to Prospective Investors in Singapore

This prospectus supplement and the accompanying prospectuses have not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and the accompanying prospectuses and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the shares may not be circulated or distributed, nor may the shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (1) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore, or the SFA, (2) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275 of the SFA, or (3) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to compliance with conditions set forth in the SFA.

Where the shares are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

•	a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

•	a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the shares pursuant to an offer made under Section 275 of the SFA except:

•	to an institutional investor (for corporations, under Section 274 of the SFA) or to a relevant person defined in Section 275(2) of the SFA, or to any person pursuant to an offer that is made on terms that such shares, debentures and units of shares and debentures of that corporation or such rights and interest in that trust are acquired at a consideration of not less than S$200,000 (or its equivalent in a foreign currency) for each transaction, whether such amount is to be paid for in cash or by exchange of securities or other assets, and further for corporations, in accordance with the conditions specified in Section 275 of the SFA;

•	where no consideration is or will be given for the transfer; or

•	where the transfer is by operation of law.

Notice to Prospective Investors in Australia

No prospectus or other disclosure document (as defined in the Corporations Act 2001 (Cth) of Australia, or the Corporations Act) in relation to the common stock has been or will be lodged with the Australian Securities & Investments Commission, or ASIC. This document has not been lodged with ASIC and is only directed to certain categories of exempt persons. Accordingly, if you receive this document in Australia:

you confirm and warrant that you are either:

•	a “sophisticated investor” under section 708(8)(a) or (b) of the Corporations Act;

•	a “sophisticated investor” under section 708(8)(c) or (d) of the Corporations Act and that you have provided an accountant’s certificate to us which complies with the requirements of section 708(8)(c)(i) or (ii) of the Corporations Act and related regulations before the offer has been made;

•	a person associated with the company under section 708(12) of the Corporations Act; or

•	a “professional investor” within the meaning of section 708(11)(a) or (b) of the Corporations Act, and to the extent that you are unable to confirm or warrant that you are an exempt sophisticated investor, associated person or professional investor under the Corporations Act any offer made to you under this document is void and incapable of acceptance; and

•	you warrant and agree that you will not offer any of the common stock for resale in Australia within 12 months of that common stock being issued unless any such resale offer is exempt from the requirement to issue a disclosure document under section 708 of the Corporations Act.

LEGAL MATTERS

The validity of the shares of common stock offered hereby will be passed upon for us by Ropes & Gray LLP, Boston, Massachusetts. The underwriters are being represented by Latham & Watkins LLP, Menlo Park, California.

EXPERTS

The financial statements of Paratek Pharmaceuticals, Inc. at December 31, 2014 and 2015, and for the years then ended, included in our Annual Report on Form 10-K for the year ended December 31, 2015, and incorporated by reference herein have been audited by CohnReznick LLP, independent registered public accounting firm, as set forth in their report, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at http://www.paratekpharma.com. Our website is not a part of this prospectus supplement and is not incorporated by reference in this prospectus supplement. You may also read and copy any document we file at the SEC’s Public Reference Room, 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room.

This prospectus supplement is part of a registration statement that we filed with the SEC. The registration statement contains more information than this prospectus supplement and the accompanying prospectus regarding us and the securities offered hereby, including certain exhibits and schedules. You can obtain a copy of the registration statement from the SEC at the address listed above or from the SEC’s internet site.

INCORPORATION BY REFERENCE

The SEC allows us to incorporate by reference the information we file with it, which means that we can disclose important information to you by referring you to another document that we have filed separately with the SEC. You should read the information incorporated herein by reference, because it is an important part of this prospectus. Information in this prospectus supersedes information incorporated herein by reference that we filed with the SEC prior to the date of this prospectus, while information that we file later with the SEC will automatically update and supersede the information in this prospectus. We incorporate by reference into this prospectus and the registration statement of which this prospectus is a part the information or documents listed below that we have filed with the SEC (Commission File No. 001-36066):

•	our Annual Report on Form 10-K for the year ended December 31, 2015, filed with the SEC on March 9, 2016;

•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2016, filed with the SEC on May 2, 2016;

•	the information specifically incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2015 from our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 22, 2016;

•	our Current Reports on Form 8-K filed with the SEC on January 11, 2016, January 22, 2016, March 3, 2016, May 16, 2016, June 16, 2016 (only with respect to the information included under Item 8.01) and June 20, 2016; and

•	the description of our common stock contained in Item 1 of Form 8-A filed with the SEC on May 2, 2006 (File No. 000-51967), including any amendment or report filed for the purpose of updating such description; and

We also incorporate by reference into this prospectus supplement any future filings (other than Current Reports on Form 8-K furnished under Item 2.02 or Item 7.01 and exhibits filed on such Current Reports on Form 8-K that are related to such items unless such Current Reports on Form 8-K expressly provide to the contrary) made with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, including those made after the date of the initial filing of the registration statement of which this prospectus supplement is a part and prior to effectiveness of such registration statement, until we file a post-effective amendment that indicates the termination of the offering of the securities made by this prospectus supplement, which will become a part of this prospectus supplement from the date that such documents are filed with the SEC. Information in such future filings updates and supplements the information provided in this prospectus supplement. Any statements in any such future filings will automatically be deemed to modify and supersede any information in any document we previously filed with the SEC that is incorporated or deemed to be incorporated herein by reference to the extent that statements in the later-filed document modify or replace such earlier statements.

We will furnish without charge to each person, including any beneficial owner, to whom a prospectus is delivered, upon written or oral request, a copy of any or all of the documents incorporated by reference into this prospectus supplement but not delivered with the prospectus, including exhibits that are specifically incorporated by reference into such documents. You should direct any requests for documents to:

Paratek Pharmaceuticals, Inc.

Attn: Chief Financial Officer

75 Park Plaza

Boston, MA 02116

(617) 807-6600

PROSPECTUS

$200,000,000

Common Stock

From time to time, we may offer up to $200,000,000 of shares of our common stock. We will provide the specific terms of these offerings and the shares of common stock in one or more supplements to this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. The prospectus supplement and any related free writing prospectus may also add, update or change information contained in this prospectus. You should carefully read this prospectus, the applicable prospectus supplement and any related free writing prospectus, as well as any documents incorporated herein by reference, before you buy the shares of common stock being offered.

Our common stock is listed on The NASDAQ Global Market under the ticker symbol “PRTK.” On April 23, 2015, the last reported sale price of our common stock was $29.18 per share. The applicable prospectus supplement will contain information, where applicable, as to other listings, if any, on The NASDAQ Global Market or other securities exchanges of the securities covered by the prospectus supplement.

Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties described in the section titled “Risk Factors” contained in the applicable prospectus supplement and in any free writing prospectuses we have authorized for use in connection with a specific offering, and in similar sections in the documents that are incorporated by reference into this prospectus.

This prospectus may not be used to consummate a sale of securities unless accompanied by a prospectus supplement.

The securities may be sold directly by us to investors, through agents designated from time to time or to or through underwriters or dealers, on a continuous or delayed basis. For additional information on the methods of sale, you should refer to the section titled “Plan of Distribution” in this prospectus. If any agents or underwriters are involved in the sale of any securities with respect to which this prospectus is being delivered, the names of such agents or underwriters and any applicable fees, commissions, discounts and over-allotment options will be set forth in a prospectus supplement. The price to the public of such securities and the net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is April 27, 2015.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration process. Under this shelf registration statement, we may, from time to time, offer and sell, in one or more offerings, our common stock described in this prospectus for total gross proceeds of up to $200,000,000. This prospectus provides you with a general description of the shares of common stock we may offer.

Each time we offer shares of common stock under this prospectus, we will provide a prospectus supplement that will contain more specific information about the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change any of the information contained in this prospectus or in the documents that we have incorporated by reference into this prospectus. We urge you to read carefully this prospectus, any applicable prospectus supplement and any free writing prospectuses we have authorized for use in connection with a specific offering, together with the information incorporated herein by reference as described in the section titled “Incorporation by Reference,” before buying the shares of common stock being offered.

This prospectus may not be used to consummate a sale of securities unless it is accompanied by a prospectus supplement.

You should rely only on the information contained in, or incorporated by reference into, this prospectus and any applicable prospectus supplement, along with the information contained in any free writing prospectuses we have authorized for use in connection with a specific offering. We have not authorized anyone to provide you with different or additional information. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so.

The information appearing in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate only as of the date on the front of the document, and any information we have incorporated herein by reference is accurate only as of the date of the document incorporated herein by reference, regardless of the time of delivery of this prospectus, any applicable prospectus supplement or any related free writing prospectus, or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since those dates.

This prospectus incorporates by reference market data, industry statistics and other data that have been obtained from, or compiled from, information made available by third parties. We have not independently verified their data. This prospectus and the information incorporated herein by reference include trademarks, service marks and trade names owned by us or other companies. All trademarks, service marks and trade names included or incorporated by reference into this prospectus, any applicable prospectus supplement or any related free writing prospectus are the property of their respective owners.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated herein by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below in the section titled “Where You Can Find More Information.”

ii

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus or incorporated by reference into this prospectus, and does not contain all of the information that you need to consider in making your investment decision. You should carefully read the entire prospectus, the applicable prospectus supplement and any related free writing prospectus, including the risks of investing in our securities discussed in the section titled “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and in similar sections in the other documents that are incorporated by reference into this prospectus. You should also carefully read the information incorporated by reference into this prospectus, including our financial statements, and the exhibits to the registration statement of which this prospectus is a part. Unless otherwise mentioned or unless the context requires otherwise, all references in this prospectus to “Paratek,” “we,” “us,” “our” or similar references mean Paratek Pharmaceuticals, Inc.

Paratek Pharmaceuticals, Inc.

Overview

We are a pharmaceutical company focused on the development and commercialization of innovative, antibacterial therapeutics based upon tetracycline chemistry. We have used our expertise in microbial biology and tetracycline chemistry to create chemically diverse and biologically distinct small molecules derived from the tetracycline class of molecules. Our two lead antibacterial product candidates are omadacycline and sarecycline. Omadacycline is ready to advance into Phase 3, the final stage of clinical development. Sarecycline entered Phase 3 clinical development in December 2014.

Omadacycline

Our first late-stage, lead antibacterial product candidate, omadacycline, is a novel, broad-spectrum antibiotic being developed for potential use as an empiric monotherapy for serious, community-acquired bacterial infections where antibiotic resistance is of concern for treating physicians. Empiric monotherapy refers to the use of a single, antibacterial agent to begin treatment of an infection before the specific pathogen causing the infection has been identified. We believe omadacycline has the potential to be used in the emergency room, hospital and community settings. We have designed omadacycline to provide potential advantages over existing antibiotics, including activity against antibiotic-resistant bacteria, broad spectrum of coverage, intravenous and oral formulations with once-daily dosing and a favorable safety and tolerability profile. We believe that omadacycline has the potential to become the primary antibiotic choice of physicians for use as an empiric monotherapy for acute bacterial skin and skin structure infections, or ABSSSI, community-acquired bacterial pneumonia, or CABP, urinary tract infections, or UTI, and other serious, community-acquired bacterial infections.

We have successfully completed clinical studies necessary to advance omadacycline into Phase 3 clinical development. We have reached an agreement with the U.S. Food and Drug Administration, or the FDA, for two separate Special Protocol Assessment, or SPA, agreements with regard to Phase 3 registration trial designs for omadacycline in both ABSSSI and CABP. An SPA agreement documents the FDA’s agreement that the design and planned analysis of the Phase 3 clinical trial reviewed under the SPA process, if the trial is successfully completed, will support a new drug application, or an NDA, submission. An SPA agreement is intended to provide greater assurance that if the agreed upon clinical trial protocols are followed, the clinical trial endpoints are achieved, and there is a favorable risk-benefit profile, the data may serve as the primary basis for an efficacy claim in support of NDA approval. An SPA may only be changed through a written agreement between the sponsor and the FDA or if the FDA becomes aware of new public health concerns. SPA agreements are not a guarantee of an approval of a product candidate or any permissible claims about the product candidate, and final determinations of approvability will not be made until the FDA completes its review of the entire NDA. In April 2015, we received confirmation from the FDA that our protocols, as submitted, continue to be covered by the SPA agreements.

Under our SPA agreements, we plan to commence a pivotal registration program that includes two Phase 3 trials of omadacycline, one each for the treatment of CABP and ABSSSI in 2015. Our two prior randomized clinical trials of omadacycline compared omadacycline to linezolid, marketed under the name Zyvox by Pfizer Inc. in the United States, a leading synthetic antibiotic used for the treatment of serious bacterial skin infections. These clinical trials evaluated both IV and oral forms of omadacycline compared to IV and oral forms of linezolid in 359 patients. Based on these studies, a Phase 2 trial and a prior Phase 3 trial, we believe that omadacycline’s clinical response rates and adverse event rates appear to be comparable to linezolid in serious bacterial skin infections.

Sarecycline

Our second late-stage, lead antibacterial product candidate, sarecycline, previously known as WC3035, is a novel, once-daily, tetracycline-derived compound designed for use in the treatment of acne and rosacea. We believe that, based upon the data generated to-date, sarecycline possesses favorable anti-inflammatory activity, plus narrow-spectrum antibacterial activity relative to other tetracycline-derived molecules. Additionally, we believe its oral bioavailability, lack of crossing the blood-brain barrier, and favorable pharmacokinetic, or PK, properties make it particularly well-suited for the treatment of inflammatory acne in the community setting. We have exclusively licensed rights to sarecycline for the treatment of acne in the United States to Warner Chilcott, now Actavis plc, or Actavis, while retaining rights in the rest of the world. Actavis has informed us that sarecycline entered Phase 3 clinical trials in December 2014 for acne. In addition, we have granted Actavis an exclusive license to develop and commercialize sarecycline for the treatment of rosacea in the United States, which converted to a non-exclusive license in December 2014 after Actavis did not exercise its development option with respect to rosacea. There are currently no clinical trials in rosacea under way. Actavis has announced that upon the closing their merger with Allergan Inc. and, subject to board approval and ratification, the new combined company will be called Allergan. We do not plan to develop or commercialize sarecycline ourselves, but intend to out-license rest of world rights.

The following table summarizes the primary therapeutic applications for our two Phase 3 ready product candidates:

(1)	Updated SPA agreements were received from the FDA for ABSSSI and CABP in November 2013 and we received confirmation from the FDA in April 2015 that our protocols, as submitted, continue to be covered by the SPA agreements. QIDP status for IV and oral formulations has been received in all three indications.
(2)	UTI program being developed. QIDP status has been received in cUTI.
(3)	We retain rights to sarecycline outside of the United States. Up to $17 million in regulatory milestones and mid-single digits to the low double digits royalties may be earned by us from Actavis on U.S. net sales.

Corporate History

Merger of Novacea, Inc. and Transcept Pharmaceuticals, Inc.

We are a Delaware corporation that was incorporated in February 2001 as D-Novo Therapeutics, Inc., which later changed its corporate name to Novacea, Inc., or Novacea. Novacea previously traded on The NASDAQ Global Market under the ticker symbol “NOVC.” On January 30, 2009, Novacea completed a business combination with privately-held Transcept Pharmaceuticals, Inc., or Old Transcept, pursuant to which Old Transcept became a wholly-owned subsidiary of Novacea, and the corporate name of Novacea was changed to “Transcept Pharmaceuticals, Inc.,” or Transcept. In connection with the closing of such transaction, Transcept common stock began trading on The NASDAQ Global Market under the ticker symbol “TSPT” on February 3, 2009.

Merger of Transcept Pharmaceuticals, Inc. and Paratek Pharmaceuticals, Inc.

On October 30, 2014, Transcept completed a business combination with privately-held Paratek Pharmaceuticals, Inc., or Old Paratek, in accordance with the terms of the Agreement and Plan of Merger and Reorganization, dated as of June 30, 2014, by and among Transcept, Tigris Merger Sub, Inc., or Merger Sub, Tigris Acquisition Sub, LLC, or Merger LLC, and Old Paratek, or the Merger Agreement, pursuant to which Merger Sub merged with and into Old Paratek, with Old Paratek surviving as a wholly-owned subsidiary of Transcept, followed by the Merger of Old Paratek with and into Merger LLC, with Merger LLC surviving as a wholly-owned subsidiary of Transcept (we refer to these mergers together as the Merger). Immediately following the Merger, Transcept changed its name to “Paratek Pharmaceuticals, Inc.”, and Merger LLC changed its name to “Paratek Pharma, LLC.” In connection with the closing of the Merger, our common stock began trading on The NASDAQ Global Market under the ticker symbol “PRTK” on October 31, 2014.

Our principal executive offices are located at 75 Kneeland Street, Boston, MA 02111, and our telephone number is (617) 275-0400.

The Securities We May Offer

We may offer shares of our common stock with a total value of up to $200,000,000 from time to time under this prospectus, together with any applicable prospectus supplement and any related free writing prospectus, at prices and on terms to be determined by market conditions at the time of any offering. This prospectus provides you with a general description of the shares of common stock we may offer. Each time we offer shares of common stock under this prospectus, we will provide a prospectus supplement that will describe the specific amounts, prices and other important terms of the shares of common stock, including the aggregate offering price.

A prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change any of the information contained in this prospectus or in the documents we have incorporated by reference into this prospectus. However, no prospectus supplement or free writing prospectus will offer a security that is not registered and described in this prospectus at the time of the effectiveness of the registration statement of which this prospectus is a part.

We may sell the shares of common stock directly to investors or to or through underwriters, dealers or agents. We, and our underwriters or agents, reserve the right to accept or reject all or part of any proposed purchase of shares of common stock. If we do offer shares of common stock to or through underwriters or agents, we will include in the applicable prospectus supplement:

•	the names of those underwriters or agents;

•	applicable fees, discounts and commissions to be paid to them;

•	details regarding over-allotment options, if any; and

•	the net proceeds to us.

THIS PROSPECTUS MAY NOT BE USED TO CONSUMMATE A SALE OF ANY SECURITIES UNLESS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

Common Stock

We may issue shares of our common stock from time to time. The holders of our common stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders. Subject to preferences that may be applicable to any outstanding shares of preferred stock, the holders of our common stock are entitled to receive ratably such dividends as may be declared by our board of directors out of legally available funds. Upon our liquidation, dissolution or winding up, holders of our common stock are entitled to share ratably in all assets remaining after payment of liabilities and the liquidation preferences of any outstanding shares of preferred stock. The holders of our common stock have no preemptive rights and no right to convert their common stock into any other securities. There are no redemption or sinking fund provisions applicable to our common stock.

RISK FACTORS

Investing in our common stock involves a high degree of risk. Before deciding whether to invest in our common stock, you should consider carefully the risks and uncertainties described in the section titled “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and discussed in the section titled “Risk Factors” contained in our Annual Report on Form 10-K, as amended, for the year ended December 31, 2014, as well as any amendments thereto reflected in subsequent filings with the SEC, which are incorporated by reference into this prospectus in their entirety, together with other information in this prospectus, the documents incorporated herein by reference, the applicable prospectus supplement and any free writing prospectus that we may authorize for use in connection with a specific offering. The risks described in these documents are not the only ones we face, but are those that we consider to be material. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could have material adverse effects on our future results. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. If any of these risks actually occurs, our business, financial condition or results of operations could be seriously harmed. This could cause the price of our common stock to decline, resulting in a loss of all or part of your investment. Please also read carefully the section below titled “Special Note Regarding Forward-Looking Statements.”

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated herein by reference contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. These statements are based on our management’s beliefs and assumptions and on information currently available to us. Discussions containing these forward-looking statements may be found, among other places, in the section titled “Risk Factors” incorporated herein by reference from our Annual Report on Form 10-K, as amended, for the year ended December 31, 2014, as well as any amendments thereto reflected in subsequent filings with the SEC. All statements, other than statements of historical facts, are forward-looking statements for purposes of these provisions, including, without limitation, any statements relating to:

•	the plans, strategies and objectives of management for future operations, including the execution of integration and restructuring plans;

•	proposed new products, services or developments;

•	future economic conditions or performance;

•	the therapeutic and commercial potential of our product candidates;

•	the timing of regulatory discussions and submissions, and the anticipated timing, scope and outcome of related regulatory actions or guidance;

•	our ability to establish and maintain potential new collaborative, partnering or other strategic arrangements for the development and commercialization of our product candidates;

•	the anticipated progress of our clinical programs, including whether our ongoing clinical trials will achieve clinically relevant results;

•	the timing, scope and anticipated initiation, enrollment and completion of our ongoing and planned clinical trials and any other future clinical trials that we may conduct;

•	our ability to obtain and maintain regulatory approvals of our product candidates and any related restrictions, limitations and/or warnings in the label of an approved product candidate;

•	our ability to market, commercialize and achieve market acceptance for our product candidates;

•	our ability to protect our intellectual property and operate our business without infringing upon the intellectual property rights of others;

•	our estimates regarding the sufficiency of our cash resources, expenses, capital requirements and needs for additional financing, and our ability to obtain additional financing;

•	our projected financial performance; and

•	our intended use of the net proceeds from offerings of our securities under this prospectus.

In some cases, you can identify forward-looking statements by terms such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “will,” “would” and similar expressions intended to identify forward-looking statements. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance, time frames or achievements to be materially different from the information expressed or implied by these forward-looking statements. While we believe that we have a reasonable basis for each forward-looking statement, we caution you that these statements are based on a combination of facts and factors currently known by us and our projections of the future, about which we cannot be certain. We discuss many of these risks, uncertainties and other factors in greater detail in the section titled “Risk Factors” contained in any applicable prospectus supplement, in any free writing prospectuses we authorize for use in connection with a specific offering, in our Annual Report on Form 10-K, as amended, for the year ended December 31, 2014, as well as any amendments thereto reflected in subsequent filings with the SEC. Given these risks, uncertainties and other factors, you should not place undue reliance on these forward-looking statements. Also, these forward-looking statements represent our estimates and assumptions only as of the date such forward-looking statements are made. You should carefully read this prospectus, any applicable prospectus supplement and any free writing prospectuses we authorize for use in connection with a specific offering, together with the information incorporated herein by reference, as described in the section titled “Incorporation by Reference,” completely and with the understanding that our actual future results may be materially different from what we expect. We can give no assurances that any of the events anticipated by the forward-looking statements will occur or, if any of them do, what impact they will have on our business, results of operations and financial condition. We hereby qualify all of our forward-looking statements by these cautionary statements.

Except as required by law, we assume no obligation to update these forward-looking statements publicly, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

USE OF PROCEEDS

Except as described in any applicable prospectus supplement or in any free writing prospectuses we have authorized for use in connection with a specific offering, we currently anticipate using the net proceeds from the sale of common stock under this prospectus, if any, for clinical development and other research and development activities and for working capital and general corporate purposes. As of the date of this prospectus, we cannot specify with certainty all of the particular uses of the proceeds from the sale of common stock under this prospectus. Accordingly, we will retain broad discretion over the use of such proceeds. Pending these uses, we intend to invest the net proceeds in investment-grade, interest-bearing instruments.

DESCRIPTION OF CAPITAL STOCK

General

As of the date of this prospectus, our authorized capital stock consists of 100,000,000 shares of common stock, $0.001 par value per share, and 5,000,000 shares of preferred stock, $0.001 par value per share. As of December 31, 2014, there were 14,417,936 shares of our common stock outstanding and no shares of preferred stock outstanding.

The following summary description of our capital stock is based on the provisions of our amended and restated certificate of incorporation and bylaws and the applicable provisions of the Delaware General Corporation Law described below. This information may not be complete in all respects and is qualified entirely by reference to the provisions of our amended and restated certificate of incorporation and bylaws and the Delaware General Corporation Law. For information on how to obtain copies of our amended and restated certificate of incorporation and bylaws, which are exhibits to the registration statement of which this prospectus is a part, see “Where You Can Find More Information.”

Common Stock

The holders of our common stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders. The holders of our common stock do not have cumulative voting rights in the election of directors. Subject to preferences that may be applicable to any outstanding shares of preferred stock, the holders of our common stock are entitled to receive ratably such dividends as may be declared by our board of directors out of legally available funds. Upon our liquidation, dissolution or winding up, holders of our common stock are entitled to share ratably in all assets remaining after payment of liabilities and the liquidation preferences of any outstanding shares of preferred stock. The holders of our common stock have no preemptive rights and no right to convert their common stock into any other securities. There are no redemption or sinking fund provisions applicable to our common stock.

The rights of the holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of any preferred stock that we may designate and issue in the future.

Preferred Stock

Our amended and restated certificate of incorporation provides that our board of directors has the authority, without further action by the stockholders (unless such stockholder action is required by applicable law or NASDAQ rules), to designate and issue up to 5,000,000 shares of preferred stock in one or more series, to establish from time to time the number of shares to be included in each such series, to fix the designations, voting powers, preferences and rights of the shares of each wholly unissued series, and any qualifications, limitations or restrictions thereon, and to increase or decrease the number of shares of any such series, but not below the number of shares of such series then outstanding. Our board of directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of our common stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deterring or preventing a change in control of Paratek or making removal of management more difficult, and may adversely affect the market price of our common stock and the voting and other rights of the holders of our common stock.

Tax Benefit Preservation Plan

Pursuant to our Tax Benefit Preservation Plan, 1,000,000 shares of our preferred stock have been designated Series A Junior Participating Preferred Stock, or Series A Preferred. In connection with the adoption of the Tax Benefit Preservation Plan, our board of directors declared a dividend of one preferred stock purchase right (individually, an NOL Right and collectively, the NOL Rights) for each share of common stock outstanding on the close of business on September 27, 2013. In connection with the Merger, we effected a 1-for-12 reverse stock split. Therefore, as long as the NOL Rights are attached to our common stock, we will issue twelve NOL Rights (subject to future adjustments) with each new share of common stock so that all such shares will have attached NOL Rights. When exercisable, each NOL Right will entitle the registered holder to purchase from us one one-hundredth of a share of Series A Junior Participating Preferred, at a price of $14.24 per one one-hundredth of a share of Series A Preferred, subject to adjustment, or the Purchase Price. Each share of Series A Preferred purchasable upon exercise of the NOL Rights will be entitled, when, as and if declared, to a minimum preferential quarterly dividend payment of $1.00 per share or, if greater, an aggregate dividend of 100 times the dividend, if any, declared per share of common stock. In the event of liquidation, dissolution or winding up of Paratek, the holders of the Series A Preferred will be entitled to a minimum preferential liquidation payment of $100 per share (plus any accrued but unpaid dividends), provided that such holders of the Series A Preferred will be entitled to an aggregate payment of 100 times the payment made per share of common stock. Each share of Series A Preferred will have 100 votes and will vote together with our common stock. Finally, in the event of any merger, consolidation or other transaction in which shares of common stock are exchanged, each share of Series A Preferred will be entitled to receive 100 times the amount received per share of common stock. The Series A Preferred will not be redeemable.

These rights are protected by customary antidilution provisions. Because of the nature of the Series A Preferred’s dividend, liquidation and voting rights, the value of one one-hundredth of a share of Series A Preferred purchasable upon exercise of each NOL Right should approximate the value of one share of common stock.

The purchase price payable, and the number of shares of Series A Preferred or other securities or property issuable, upon exercise of the NOL Rights are subject to adjustment from time to time to prevent dilution:

(i)	in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Series A Preferred;

(ii)	upon the grant to holders of the Series A Preferred of certain rights or warrants to subscribe for or purchase Series A Preferred or convertible securities at less than the then current market price of the Series A Preferred; or

(iii)	upon the distribution to holders of the Series A Preferred of evidences of indebtedness, cash, securities or assets (excluding regular periodic cash dividends at a rate not in excess of 125% of the rate of the last regular periodic cash dividend theretofore paid or, in case regular periodic cash dividends have not theretofore been paid, at a rate not in excess of 50% of the average net income per share of Transcept for the four quarters ended immediately prior to the payment of such dividend, or dividends payable in shares of Series A Preferred (which dividends will be subject to the adjustment described in clause (i) above)) or of subscription rights or warrants (other than those referred to above).

Until an NOL Right is exercised, the holder thereof, as such, will have no rights as a stockholder of Paratek beyond those as an existing stockholder, including, without limitation, the right to vote or to receive dividends.

Anti-Takeover Effects of Provisions of Delaware Law and Our Charter Documents

Delaware Takeover Statute

We are subject to Section 203 of the Delaware General Corporation Law. Section 203 generally prohibits a public Delaware corporation such as us from engaging in a “business combination” with an “interested stockholder” for a period of three years following the time that the stockholder became an interested stockholder, unless:

•	prior to the time the stockholder became an interested stockholder, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

•	upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding (a) shares owned by persons who are directors and also officers and (b) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•	at or subsequent to the time the stockholder became an interested stockholder, the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2⁄3% of the outstanding voting stock which is not owned by the interested stockholder.

Section 203 defines a business combination to include:

•	any merger or consolidation involving the corporation and the interested stockholder;

•	any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions) involving the interested stockholder of 10% or more of the assets of the corporation (or its majority-owned subsidiary);

•	subject to exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

•	subject to exceptions, any transaction involving the corporation that has the effect, directly or indirectly, of increasing the proportionate share of the stock or any class or series of the corporation beneficially owned by the interested stockholder; and

•	the receipt by the interested stockholder of the benefit, directly or indirectly (except proportionately as a stockholder of such corporation), of any loans, advances, guarantees, pledges or other financial benefits, other than certain benefits set forth in Section 203, provided by or through the corporation.

In general, Section 203 defines an interested stockholder as any entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person that is an affiliate or associate of such entity or person.

Charter Documents

Our amended and restated certificate of incorporation provides for our board of directors to be divided into three classes serving staggered terms. Approximately one-third of our board of directors will be elected each year. The provision for a classified board could prevent a party who acquires control of a majority of the outstanding voting stock from obtaining control of our board of directors until the second annual stockholders’ meeting following the date the acquirer obtains the controlling stock interest. Our amended and restated certificate of incorporation provides that directors may be removed with cause by the affirmative vote of the holders of a majority of the voting power of all outstanding stock or without cause by the affirmative vote of the holders of at least 66 2⁄3% of the voting power of all outstanding stock.

Our amended and restated certificate of incorporation requires that certain amendments of our certificate of incorporation and amendments by the stockholders of our amended and restated bylaws require the approval of at least 66 2⁄3% of the voting power of all outstanding stock.

Our amended and restated bylaws establish an advance notice procedure for stockholder proposals to be brought before an annual meeting of stockholders, including proposed nominations of persons for election to our board of directors. At an annual meeting of stockholders, stockholders may only consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of our board of directors. Stockholders may also consider a proposal or nomination by a person who was a stockholder of record on the record date for the meeting, who is entitled to vote at the meeting and who has given to our corporate secretary timely written notice, in proper form, of his or her intention to bring that business before the meeting. Our amended and restated bylaws do not give our board of directors the power to approve or disapprove stockholder nominations of candidates or proposals regarding other business to be conducted at a special or annual meeting of stockholders. However, our amended and restated bylaws may have the effect of precluding the conduct of business at a meeting if the proper procedures are not followed.

Our amended and restated bylaws provide that only our board of directors, the chairperson of the board, the chief executive officer or, in the absence of a chief executive officer, the president may call a special meeting of stockholders. Because our stockholders do not have the right to call a special meeting, a stockholder could not force stockholder consideration of a proposal over the opposition of our board of directors by calling a special meeting of stockholders prior to such time as a majority of our board of directors, the chairperson of the board, the chief executive officer or, in the absence of a chief executive officer, the president believed the matter should be considered or until the next annual meeting of stockholders, provided that the requestor met the notice requirements. The restriction on the ability of stockholders to call a special meeting means that a proposal to replace our board of directors also could be delayed until the next annual meeting of stockholders.

Our amended and restated certificate of incorporation does not allow stockholders to act by written consent without a meeting. Without the availability of stockholders’ actions by written consent, a holder controlling a majority of our capital stock would not be able to amend our amended and restated bylaws or remove directors without holding a stockholders’ meeting. The holder would have to obtain the consent of a majority of our board of directors, the chairperson of the board, the chief executive officer or at least 10% of the holders of shares entitled to vote at a stockholders’ meeting to call a stockholders’ meeting and satisfy the notice periods determined by our board of directors.

These and other provisions contained in our amended and restated certificate of incorporation and our amended and restated bylaws could delay or discourage some types of transactions involving an actual or potential change in our control or change in our management, including transactions in which stockholders might otherwise receive a premium for their shares over then-current prices, and may limit the ability of stockholders to remove current management or approve transactions that stockholders may deem to be in their best interests and, therefore, could adversely affect the price of our common stock.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company, LLC. The transfer agent and registrar’s address is 6201 15th Avenue, Brooklyn, New York 11219.

PLAN OF DISTRIBUTION

We may sell the securities from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods. We may sell the securities to or through underwriters or dealers, through agents, or directly to one or more purchasers. A prospectus supplement or supplements (and any related free writing prospectus that we may authorize to be provided to you) will describe the terms of the offering of the securities, including, to the extent applicable:

•	the name or names of any underwriters or agents, if any;

•	the purchase price of the securities and the proceeds we will receive from the sale;

•	any over-allotment options under which underwriters may purchase additional securities from us;

•	any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;

•	any public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchange or market on which the securities may be listed.

Only underwriters named in the prospectus supplement are underwriters of the securities offered by the prospectus supplement.

If underwriters are used in the sale, they will acquire the securities for their own account and may resell the securities from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Subject to certain conditions, the underwriters will be obligated to purchase all of the securities offered by the prospectus supplement. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may change from time to time. We may use underwriters with whom we have a material relationship. We will describe in the prospectus supplement, naming the underwriter, the nature of any such relationship.

We may sell securities directly or through agents we designate from time to time, including in “at-the-market” offerings or otherwise. We will name any agent involved in the offering and sale of securities, and we will describe any commissions we will pay the agent, in the prospectus supplement. Unless the prospectus supplement states otherwise, our agent will act on a best-efforts basis for the period of its appointment.

We may authorize agents or underwriters to solicit offers by certain types of institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the prospectus supplement.

We may provide agents and underwriters with indemnification against civil liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to these liabilities. Agents and underwriters may engage in transactions with, or perform services for, us in the ordinary course of business.

Any underwriter may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short-covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.

Any underwriters that are qualified market makers on The NASDAQ Global Market may engage in passive market-making transactions in the securities on The NASDAQ Global Market in accordance with Regulation M under the Exchange Act, during the business day prior to the pricing of the offering, before the commencement of offers or sales of the securities. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded.

In compliance with guidelines of the Financial Industry Regulatory Authority, or FINRA, the maximum consideration or discount to be received by any FINRA member or independent broker dealer may not exceed 8% of the aggregate amount of the securities offered pursuant to this prospectus and any applicable prospectus supplement.

LEGAL MATTERS

The validity of the securities offered by this prospectus, and any supplement thereto, will be passed upon for us by Cooley LLP, Palo Alto, California.

EXPERTS

The consolidated financial statements of Paratek Pharmaceuticals, Inc. at December 31, 2013 and 2014, and for the years then ended, incorporated by reference into this registration statement have been audited by CohnReznick LLP, independent registered public accounting firm, as set forth in their report thereon, incorporated herein by reference, in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are a reporting company and file annual, quarterly and current reports, proxy statements and other information with the SEC. We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the securities we are offering under this prospectus. This prospectus does not contain all of the information set forth in the registration statement and the exhibits to the registration statement. For further information with respect to us and the securities we are offering under this prospectus, we refer you to the registration statement and the exhibits filed as a part of the registration statement. You may read and copy the registration statement, as well as our reports, proxy statements and other information, at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the public reference room. The SEC also maintains an Internet site that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC, including Paratek. The SEC’s Internet site can be found at www.sec.gov. We maintain a website at www.paratekpharm.com. Information found on, or accessible through, our website is not a part of, and is not incorporated into, this prospectus, and you should not consider it part of this prospectus or part of any prospectus supplement.

INCORPORATION BY REFERENCE

The SEC allows us to incorporate by reference the information we file with it, which means that we can disclose important information to you by referring you to another document that we have filed separately with the SEC. You should read the information incorporated herein by reference, because it is an important part of this prospectus. Information in this prospectus supersedes information incorporated herein by reference that we filed with the SEC prior to the date of this prospectus, while information that we file later with the SEC will automatically update and supersede the information in this prospectus. We incorporate by reference into this prospectus and the registration statement of which this prospectus is a part the information or documents listed below that we have filed with the SEC (Commission File No. 001-36066):

•	our Annual Report on Form 10-K/A, for the year ended December 31, 2014, filed with the SEC on April 24, 2015;

•	the information specifically incorporated by reference into our Annual Report on Form 10-K/A for the year ended December 31, 2014 from our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 24, 2015;

•	our Current Reports on Form 8-K or Form 8-K/A, as applicable, filed with the SEC on February 10, 2015, March 31, 2015 and April 16, 2015;

•	the description of our common stock contained in Item 1 of Form 8-A filed with the SEC on May 2, 2006 (File No. 000-51967), including any amendment or report filed for the purpose of updating such description; and

•	the description of our preferred stock purchase rights contained in Item 1 of Form 8-A filed with the SEC on September 13, 2013 (File No. 001-36066), including any amendment or report filed for the purpose of updating such description.

We also incorporate by reference into this prospectus any future filings (other than Current Reports on Form 8-K furnished under Item 2.02 or Item 7.01 and exhibits filed on such Current Reports on Form 8-K that are related to such items unless such Current Reports on Form 8-K expressly provide to the contrary) made with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, including those made after the date of the initial filing of the registration statement of which this prospectus is a part and prior to effectiveness of such registration statement, until we file a post-effective amendment that indicates the termination of the offering of the securities made by this prospectus, which will become a part of this prospectus from the date that such documents are filed with the SEC. Information in such future filings updates and supplements the information provided in this prospectus. Any statements in any such future filings will automatically be deemed to modify and supersede any information in any document we previously filed with the SEC that is incorporated or deemed to be incorporated herein by reference to the extent that statements in the later-filed document modify or replace such earlier statements.

We will furnish without charge to each person, including any beneficial owner, to whom a prospectus is delivered, upon written or oral request, a copy of any or all of the documents incorporated by reference into this prospectus but not delivered with the prospectus, including exhibits that are specifically incorporated by reference into such documents. You should direct any requests for documents to:

Paratek Pharmaceuticals, Inc.

Attn: Chief Financial Officer

75 Kneeland Street

Boston, MA 02111

(617) 275-0040

3,750,000 Shares

Common Stock

PROSPECTUS SUPPLEMENT

Leerink Partners

Guggenheim Securities

Ladenburg Thalmann

BTIG

                    , 2016